Exhibit 10.1

SECOND AMENDMENT TO NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT

This Second Amendment to Note and Warrant Purchase and Security Agreement (this “Amendment”) is entered into as of February 25, 2022, by and among NH EXPANSION CREDIT FUND HOLDINGS LP (“North Haven Expansion”), as agent (in such capacity, together with its successors or permitted assigns, “Agent”), the Holders from time to time signatory to the NPA (as hereinafter defined), including North Haven Expansion (each, a “Holder” and collectively, the “Holders”), and SANUWAVE HEALTH, INC. a Nevada corporation (“Issuer”).

RECITALS

WHEREAS, Issuer, Agent and the Holders are parties to that certain Note and Warrant Purchase and Security Agreement dated as of August 6, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “NPA”).

WHEREAS, Issuer is in default of the NPA as described below;

WHEREAS, Issuer has requested that Agent and the Holders amend the NPA to (i) forbear from exercising remedies under the NPA as a result of the Existing Defaults (as hereafter defined) and (ii) advance to Issuer an additional Note (as hereafter described);

WHEREAS, Agent and the Holders have agreed to so amend certain provisions of the NPA, and to so forbear from exercising Agent’s and the Holders’ rights and remedies during the Forbearance Period (as defined below), but only to the extent in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below; and

WHEREAS, all terms not otherwise defined herein and defined in the NPA shall have the same meanings herein as in the NPA.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.           Certain Events of Default have occurred and continue under the NPA, as more particularly described on Annex ED attached hereto (collectively, the “Existing Defaults”).  Subject to the terms of this Amendment, Agent and the Holders shall forbear from exercising their remedies arising out of the Existing Defaults from the date hereof (including, for the avoidance of doubt, the collection in cash or payment in kind of the Default Rate on the outstanding Obligations under the NPA and the other Note Documents), until the earlier to occur of (x) the occurrence of an Event of Default after the date hereof, at which time Agent and the Holders may exercise any and all rights available to them without notice to Issuer; or (y) June 30, 2022.  Agent and the Holders do not forbear from exercising their remedies arising out of any other Events of Default that have occurred, are continuing or may occur on or after the Second Amendment Effective Date. Issuer shall comply with all other provisions of the NPA and the other Note Documents.

2.           Section 1.1(a) of the NPA hereby is renumbered as Section 1.1(a)(i), and new Section 1.1(a)(ii) hereby is added to the NPA to read as follows:

“(ii)           Second Closing.  On or about the Second Amendment Effective Date, or as soon thereafter as practical, subject to satisfaction of the terms and conditions set forth in this Agreement, the Holders shall purchase a Note in an original principal amount of Three Million Dollars ($3,000,000) (the “Second Closing Note”), and an Amended and Restated Warrant to Purchase Stock, on terms, and subject to adjustments as set forth therein (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Closing Warrant”).

3.          A new Section 5.2(h) hereby is added to the NPA to read as follows:

 “(h)          Notwithstanding any other provision of Section 5.2(a) to the contrary, deliver to Agent, within two (2) Business Days’ thereof, evidence of the following: (i) filing of the 10-Q for the period ending September 30, 2021 by February 28, 2022; (ii) filing of the 10-K for the period ending December 31, 2021 by May 15, 2022; (iii) filing of the 10-Q for the fiscal quarter ending March 31, 2022 by May 31, 2022 and (iv) filing of all other 10-Q and 10-K reports for fiscal year 2022 prior to SEC filing deadlines.”

4.           Section 5.9 of the NPA hereby is amended and restated in its entirety to read as follows:

“5.9           Use of Proceeds. Issuer shall use the proceeds of the Notes: (i) as working capital and to fund its general corporate and business requirements and not for personal, family, household or agricultural purposes, (ii) to repay the Existing Indebtedness in full on the Issue Date, (iii) to finance a portion of the Celularity Acquisition and (iv) in the case of proceeds of the Second Closing Note, in accordance with a budget for the projected use of the proceeds from and after the Second Amendment Effective Date, as reviewed and approved in writing by Agent (the “Budgeted Use of Proceeds”).”

5.           Section 11.6 of the NPA hereby is renumbered to “11.6.1,” and re-titled “Purchase Price Allocation – First Closing Note;” and a new Section 11.6.2 hereby is added to the NPA to read as follows:

“11.6.2      Purchase Price Allocation – Second Closing Note.  Issuer and each Holder acknowledge and agree that the Second Closing Note and the Second Closing Warrant are part of an investment unit within the meaning of Section 1273(c)(2) of the IRC.  Issuer and each Holder further agree as between them, that the fair market value of the Second Closing Warrant is Two Million Forty-Three Thousand Five Hundred Sixteen Dollars $(2,043,516) and that, pursuant to Treas.  Reg.  § 1.1273-2(h), Two Million Forty-Three Thousand Five Hundred Sixteen Dollars $(2,043,516) of the issue price of the investment unit will be allocable to such Second Closing Warrant and the balance shall be allocable to such Second Closing Note.  Issuer and each Holder agree to prepare their federal income tax returns in a manner consistent with the foregoing.  Issuer agrees that it shall not (and shall cause its Subsidiaries not to) challenge or support any challenge to the agreed-upon value of such Second Closing Warrant.”

6.           The following definitions hereby are added to Section 13.1 of the NPA as follows:

“Advisor Shares” means Twenty Million Six Hundred Sixty-Six Thousand Nine Hundred Ninety-Three (20,666,993) shares of Issuer’s common stock, issued without cost to Agent, as a result of Agent’s role as an advisor to Issuer.

“Budgeted Use of Proceeds” has the meaning ascribed in Section 5.9.

“Second Amendment Effective Date” means February 25, 2022.

“Second Closing Note” has the meaning ascribed in Section 1.1(a)(ii).

“Second Closing Warrant” has the meaning ascribed in Section 1.1(a)(ii).

7.           Schedule 1.1 to the NPA hereby is replaced in its entirety with Schedule 1.1 attached hereto.

8.           No course of dealing on the part of Agent or the Holders or their respective officers, nor any failure or delay in the exercise of any right by Agent or the Holders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right except as specially waived herein.  Except as specifically waived herein, Agent’s or any Holder’s failure at any time to require strict compliance by Issuer of any provision under the NPA, shall not affect any right of Agent or the Holders under the NPA thereafter to demand strict compliance.  Any suspension or waiver of a right must be in writing signed by an officer of Agent or the Holders, as applicable.

9.           The NPA, as amended hereby, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agent or the Holders under the NPA, as in effect prior to the date hereof.

10.        Issuer hereby represents and warrants that (a) the representations and warranties in the NPA, shall be true, accurate, and complete in all material respects immediately after giving effect to this Amendment; provided, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, which representations and warranties shall be true, accurate and complete immediately after giving effect to this Amendment in all respects subject to such qualification; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (b) other than the Existing Defaults, no Default or Event of Default shall have occurred and be continuing immediately after giving effect to this Amendment, (c) Issuer has the power and authority to execute and deliver this Amendment and to perform its obligations under the NPA, as amended by this Amendment, (d) the execution and delivery by Issuer of this Amendment and the performance by Issuer of its obligations under the NPA, as amended by this Amendment, have been duly authorized by Issuer, (e) the execution and delivery by Issuer of this Amendment and the performance by Issuer of its obligations under the NPA, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Issuer, (ii) any contractual restriction with a Person binding on Issuer, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Issuer, or (iv) the organizational documents of Issuer, (f) the execution and delivery by Issuer of this Amendment and the performance by Issuer of its obligations under the NPA, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Issuer, except as already has been obtained or made, and (g) this Amendment has been duly executed and delivered by Issuer and is the binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

11.         Release by Issuer.

A.           FOR GOOD AND VALUABLE CONSIDERATION, Issuer hereby forever relieves, releases, and discharges Agent, the Holders and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively, the “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Note Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing, in each case existing or arising on or prior to the date of this Amendment.

B.            In furtherance of this release, Issuer expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code (or its equivalent under New York law), which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

C.            By entering into this release, Issuer recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Issuer hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Issuer should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Issuer shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Issuer acknowledges that it is not relying upon and has not relied upon any representation or statement made by Agent or the Holders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

D.            This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Issuer acknowledges that the release contained herein constitutes a material inducement to Agent and the Holders to enter into this Amendment, and that Agent and the Holders would not have done so but for their expectation that such release is valid and enforceable in all events.

E.              Issuer hereby represents and warrants to Agent and the Holders, and Agent and the Holders are relying thereon, as follows:

1.     Except as expressly stated in this Amendment, neither Agent or the Holders nor any agent, employee or representative of Agent or the Holders has made any statement or representation to Issuer regarding any fact relied upon by Issuer in entering into this Amendment.

2.       Issuer has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

3.      The terms of this Amendment are contractual and not a mere recital.

4.     This Amendment has been carefully read by Issuer, the contents hereof are known and understood by Issuer, and this Amendment is signed freely, and without duress, by Issuer.

5.        Issuer hereby represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released.  Issuer shall indemnify, defend and hold harmless Agent and Holders from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

12.         As a condition to the effectiveness of this Amendment, Agent shall have received, in form and substance reasonably satisfactory to Agent, the following:

(a)          this Amendment, duly executed by Issuer;

(b)        a completed Issuer Resolutions and Incumbency, with all exhibits, as of the Second Amendment Effective Date, in substantially the form attached hereto;

(c)          the Second Closing Note, in substantially the form attached hereto;

(d)          the Second Closing Warrant;

(e)          An Affirmation of Unconditional Guaranty and Third Party Security Agreement, duly executed by the parties thereto;

(f)          an Affirmation Intercreditor Agreement, in substantially the form attached hereto;

(g)          the Budgeted Use of Proceeds;

(h)         all Holder Expenses incurred through the date of this Amendment, which shall be wired to Agent’s and Holder’s counsel on the date hereof in accordance with the wire instructions attached hereto as Supplement I; and

(i)         such other documents, and completion of such other matters, as Agent or Holder may reasonably deem necessary or appropriate.

13.        As conditions subsequent to the effectiveness of this Amendment, Agent shall have received, in form and substance reasonably satisfactory to Agent, the following by the respective dates (the failure timely to achieve of any of which shall constitute an immediate and non-curable Event of Default):

13.1           Evidence of Issuer’s receipt, on or before February 28, 2022, of net proceeds of at least Seven Hundred Twenty-Five Thousand Dollars ($725,000.00) from an initial closing under the Asset Purchase Agreement (the “Initial APA Closing”);

13.2           Evidence of Issuer’s receipt, on or before April 15, 2022, of net proceeds of at least One Million Dollars ($1,000,000.00) from a subsequent closing (including the proceeds received in the Initial APA Closing) under the Asset Purchase Agreement; and

13.3           Evidence of (i) Issuer’s receipt of net proceeds of at least Seven Million Five Hundred Thousand Dollars ($7,500,000.00) from the sale and issuance of Issuer’s equity securities, on terms and conditions reasonably acceptable to Agent (the “May 2022 Equity Raise”); and (ii) satisfaction in full of the Indebtedness owing Leviston Resources, LLC under the Future Advance Convertible Promissory Note dated April 20, 2021 in the original principal amount of up to $3,402,000, from the proceeds of the May 2022 Equity Raise; in each case, on or before May 1, 2022; and

13.4           The Advisor Shares, by no later than March 4, 2022; provided that Issuer shall cause the Advisor Shares to be registered on Form S-1, and thereafter freely tradeable, no later than June 30, 2022, provided that Issuer shall cause to be filed with the Securities and Exchange Commission (“SEC”) no later than June 30, 2022, a Registration Statement on Form S-1 for the resale of the Advisor Shares, and shall use its best efforts to have the Form S-1 declared effective by the SEC as soon as possible thereafter.

14.         Section 10 of the NPA hereby is incorporated herein by this reference as though fully set forth herein.

15.         This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

COMPANY:

SANUWAVE HEALTH, INC.

By:/s/ Kevin A. Richardson II
Name: Kevin A. Richardson II
Title: CEO & Chairman

[Signature Page to Second Amendment to Note and Warrant Purchase and Security Agreement]

[Signatures Continued, Next Page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

AGENT AND HOLDER:

NH EXPANSION CREDIT FUND HOLDINGS LP

By: MS Expansion Credit GP, L.P.
Its: General Partner

By: MS Expansion Credit GP Inc.
Its: General Partner

By: /s/ William Reiland
Name: William Reiland
Title: Managing Director

[Signature Page to First Amendment to Note and Warrant Purchase and Security Agreement]

ANNEX ED
(Existing Defaults)

NPA Section:	As a result of:
7.2(a)	Failure timely to deliver financial reporting required under Section 5.2 of the NPA

7.2(a)	Failure to maintain at all times minimum Liquidity of $5,000,000 as required under Section 6.5 of the NPA

7.5	As a result of Issuer’s failure to pay its debts, including trade debts, when due

7.6	As a result of Issuer’s default of other agreements; failure to pay Indebtedness at maturity (Cellularity, et al)

SCHEDULE 1.1

Holders and Commitments

First Closing Note:
Lender	Commitment Amount	Commitment Percentage
NH EXPANSION CREDIT FUND HOLDINGS LP	$15,000,000.00	100.00%
TOTAL	$15,000,000.00	100.00%

Second Closing Note:
Lender	Commitment Amount	Commitment Percentage
NH EXPANSION CREDIT FUND HOLDINGS LP	$3,000,000.00	100.00%
TOTAL	$3,000,000.00	100.00%

Total:

Lender	Commitment Amount	Commitment Percentage
NH EXPANSION CREDIT FUND HOLDINGS LP	$18,000,000.00	100.00%
TOTAL	$18,000,000.00	100.00%

SECURED PROMISSORY NOTE
[Second Closing Note]

$3,000,000.00	February 25, 2022

FOR VALUE RECEIVED,  SANUWAVE HEALTH, INC., a Nevada  corporation (“Issuer”), hereby unconditionally promises to pay to NH EXPANSION CREDIT FUND HOLDINGS LP, a Delaware limited partnership (together with its registered successors and permitted assigns, “Holder”), at the Holder’s lending office, or at such other place as Holder may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Dollars ($3,000,000.00), pursuant to the terms of that certain Note and Warrant Purchase and Security Agreement, dated as of August 6, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “NWPSA”), by and among Issuer, NH EXPANSION CREDIT FUND HOLDINGS LP, as Agent for the noteholders, Holder and each other noteholder from time to time party thereto.  All capitalized terms used herein (which are not otherwise specifically defined herein) shall be used in this Secured Promissory Note (this “Note”) as defined in the NWPSA.

This Note is issued in accordance with the provisions of the NWPSA and is entitled to the benefits and security of the NWPSA and the other Note Documents, and reference is hereby made to the NWPSA for a statement of the terms and conditions under which this Note was made and is required to be repaid.

The outstanding principal balance evidenced by this Note shall be payable in full on the Maturity Date, or on such earlier date as provided for in the NWPSA.

Issuer promises to pay interest from the date hereof until payment in full hereof on the unpaid principal balance of this Note at the per annum rate or rates set forth in the NWPSA.  Interest on the unpaid principal balance of this Note shall be payable on the dates and in the manner set forth in the NWPSA.  Interest as aforesaid shall be calculated in accordance with the terms of the NWPSA.

Upon and after the occurrence of an Event of Default, and as provided in the NWPSA, the principal outstanding under this Note may be declared, and immediately upon such declaration shall become, due and payable without demand, notice or legal process of any kind; provided, however, that upon the occurrence of an Event of Default pursuant to the provisions of Section 7.5(b) or Section 7.5(c) of the NWPSA, the principal outstanding under this Note shall automatically be due and payable, without demand, notice or acceleration of any kind whatsoever.

Payments received in respect of this Note shall be applied as provided in the NWPSA.

Issuer hereby waives presentment, demand, protest and notice of presentment, demand, nonpayment and protest.

No waiver by any Holder of any one or more defaults by Issuer in the performance of any of its obligations under this Note shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature, or as a waiver of any obligation of Issuer to any other Holder under the NWPSA.

No provision of this Note may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Issuer, Holder and the Required Holders under the NWPSA, to the extent required under Section 11.3 of the NWPSA.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Whenever in this Note reference is made to Holder or Issuer, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns.  The provisions of this Note shall be binding upon Issuer and its successors and permitted assigns, and shall inure to the benefit of Holder and its successors and permitted assigns.

In addition to, and without limitation, of any of the foregoing, this Note shall be deemed to be a Note Document and shall otherwise be subject to all of the general terms and conditions contained in Section 8.4 and Article 11 of the NWPSA, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, Issuer has caused this Secured Promissory Note to be executed as of the date first written above.

ISSUER:

SANUWAVE HEALTH, INC.

By
Name:
Title:

Address for Notice:
SANUWAVE HEALTH, INC.

Attn:
Email:

[Signature Page to Secured Promissory Note (Second Closing Note)]

AFFIRMATION OF UNCONDITIONAL GUARANTY AND THird PArty SECURITY AGREEMENT
February __, 2002

Each of the undersigned hereby ratifies and confirms that certain Unconditional Guaranty (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), and that certain Third Party Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), each dated as of August 6, 2020 (collectively, the “Guaranty Documents”), executed and delivered to NH EXPANSION CREDIT FUND HOLDINGS LP as agent (in such capacity, together with its successors and permitted assigns, “Agent”) on behalf of the Holders (as defined therein), pursuant to which the undersigned guaranteed certain present and future indebtedness of SANUWAVE HEALTH, INC., a Nevada corporation (“Issuer”), in accordance with the terms contained in said Guaranty Documents, and represents and warrants to Agent as follows:

1.	that said Guaranty Documents remain in full force and effect, are valid and binding in accordance with their terms, and that the undersigned have no defenses to the enforceability thereof;

2.	that said Guaranty Documents run in favor of Agent; and

3.
that pursuant to that certain Second Amendment to Note and Warrant Purchase and Security Agreement dated as of the date hereof, which amends that certain Note and Warrant Purchase and Security Agreement, dated as of August 6, 2020 (as may be otherwise amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “NPA”), Holders, amongst other things, have purchased from Issuer that certain Promissory Note in the original principal amount of Three Million Dollars ($3,000,000.00).

The undersigned has obtained such information as it desires as to the affairs of Issuer and understands that Agent has no duty or obligation, now or in the future, to supply the undersigned with any information whatsoever concerning Issuer. The undersigned furthermore understands and agrees that the giving of this affirmation at this time does not create an obligation on Agent to obtain an affirmation in the future or effect the terms of the Guaranty Documents as expressed therein, and that the failure of Agent to obtain such an affirmation in the future shall not at any time affect the validity or scope of the Guaranty Documents, including but not limited to any future amendment of any of the Loan Documents (as such term is defined in the NPA).

In all other respects, as set forth above, the Guaranty Documents are hereby ratified and affirmed.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each undersigned Guarantor has executed this Affirmation of Unconditional Guaranty and Third Party Security Agreement, intending to be legally bound hereby, as of the date first set forth above.

SANUWAVE, INC.

By:

Name:

Title:

SANUWAVE SERVICES, LLC

By:

Name:

Title:

AFFIRMATION OF INTERCREDITOR AGREEMENT

This Affirmation of Intercreditor Agreement (this “Affirmation”) is executed by and between Goodman Capital Finance, a division of Independent Bank (together with its successors and permitted assigns, “Senior Creditor”), and NH Expansion Credit Fund Holdings LP, as Agent for the Holders (under and as defined in the Junior Creditor Documents (as defined below)) (together with its successors and permitted assigns, “Junior Creditor”), as of February 25, 2022. Capitalized terms used without definitions herein shall have the definitions ascribed in the Intercreditor Agreement (as hereafter defined).

A.          WHEREAS, Senior Creditor and Junior Creditor are parties to that certain Intercreditor Agreement dated as of June 8, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”).

B.          WHEREAS, Junior Creditor and Debtor are entering into that certain Second Amendment to Note and Warrant Purchase and Security Agreement (the “Amendment”) as of February 25, 2022, with respect to which, among other things, Junior Creditor is purchasing from Debtor that Second Closing Note (as defined in the Amendment), in the original principal amount of Three Million Dollars ($3,000,000.00).

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.          The Intercreditor Agreement is and shall remain in full force and effect.

2.          Senior Creditor hereby consents to the execution, delivery and performance by Junior Creditor and Debtor of the Amendment and the documents and instruments executed and/or delivered in connection therewith.

3.          Senior Creditor acknowledges and agrees that the obligations of Issuer to Junior Creditor, as modified by the Amendment, constitute Junior Debt, and that the Amendment constitutes a Junior Creditor Document, for all purposes of the Intercreditor Agreement.

4.          This Affirmation may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf’ signature page were an original hereof.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Affirmation to Intercreditor Agreement to be duly executed as of the day and year first above written.

SENIOR CREDITOR

GOODMAN CAPITAL FINANCE,
A DIVISION OF INDEPENDENT BANK

By:
Title:

Address: 3010 LBJ Freeway, Suite 140
Dallas, TX 75234
Attention:
Fax:

JUNIOR CREDITOR

NH EXPANSION CREDIT FUND HOLDINGS LP

By: MS Expansion Credit GP, L.P.
Its: General Partner

By: MS Expansion Credit GP Inc.
Its: General Partner

By
Name:William Reiland
Title: Managing Director

Address:
1585 Broadway, 39th Floor
New York, NY 10036
Attn: Debra Abramovitz
Expansion_credit_reporting@morganstanley.com

[Signature Page to Affirmation of Intercreditor Agreement]

ISSUER RESOLUTIONS

CORPORATE CERTIFICATE

Issuer: SANUWAVE HEALTH, INC.	Date: February 25, 2022
Holder: NH EXPANSION CREDIT FUND HOLDINGS LP

I hereby certify as follows, as of the date set forth above:

1.	I am the Secretary, Assistant Secretary or other officer of the Issuer. My title is as set forth below.

2.	Issuer’s exact legal name is set forth above. Issuer is a corporation existing under the laws of the State of Delaware.

3.
Attached hereto as Exhibit 1 is a true, correct and complete copy of Issuer’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the State of Delaware.  Such Certificate of Incorporation has not been amended, annulled, rescinded, revoked or supplemented, and remains in full force and effect as of the date hereof.

4.
Attached hereto as Exhibit 2 is a true, correct and complete copy of Issuer’s Bylaws (including amendments), which Bylaws have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

5.
The following resolutions were duly and validly adopted by Issuer’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Holder may rely on them until Holder receives written notice of revocation from Issuer.

Resolved, that any one of the following officers or employees of Issuer, whose names, titles and signatures are below, may act on behalf of Issuer:

Name	Title	Signature	Authorized to Add or Remove Signatories

☐

☐

☐

☐

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Issuer.

Resolved Further, that such individuals may, on behalf of Issuer:

Execute Note Documents.  Execute the Second Amendment to Note and Warrant Purchase and Security Agreement, dated as of February __, 2002, which amends the Note and Warrant Purchase and Security Agreement dated as of August 6, 2020, between Holder and Issuer (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “NWPSA”), and any other Note Documents (as defined in the NWPSA) that Holder requires.
Grant Security.  Grant Holder a security interest in any of Issuer’s assets.
Subsidiary Collateral. Cause certain subsidiaries to provide guaranties of the obligations, which may be secured.
Issue Warrants.  Issue warrants for Issuer’s capital stock.
Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Issuers right to a jury trial) they believe to be necessary to effectuate such resolutions.

[Balance of Page Intentionally Left Blank]

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

6.	The persons listed above are Issuer’s officers or employees with their titles and signatures shown next to their names.

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 6 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Issuer.

I, the ________________________ of Issuer, hereby certify as to paragraphs 1 through 6 above, as
[print title]
of the date set forth above.

By:
Name:
Title:

 [Signature Page to Issuer Resolutions]

Exhibit 1
Certificate of Incorporation (including amendments)

Exhibit 2
Bylaws (including amendments)

SUPPLEMENT I
(Wire Instructions)

Agent’s and Holders’ counsel fees in the amount of $28,588.00 shall be wired as follows:

Bank Name: SWIFT CODE:	Fifth Third Bank Indianapolis, IN ***
Routing Number:	***
Account Number:	***
Reference:	***